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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004 (August 31, 2004)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)
6 Desta Drive Midland, Texas 79705 (Address of Principal Executive Offices)
432/620-0300 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On August 31, 2004, Key Energy Services, Inc., a Maryland corporation (the "Company") entered into a Modification of Waiver and Second Amendment to Fourth and Restated Credit Agreement (the "Modification") by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

        The Company, the Guarantors, the Lenders, the Administrative Agent and the other parties to the Modification are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of June 7, 1997, as amended and restated through November 10, 2003, and as amended by that certain Waiver And First Amendment To Credit Agreement dated as of April 5, 2004 (the "Credit Agreement").

        The Modification provides that the date by which the Company must deliver audited financial statements for 2003 and quarterly unaudited financial statements for the first three quarters of 2004 is December 31, 2004.

        Under the terms of the Modification, until the later of (1) the delivery of final audited financial statements for the year ended December 31, 2003 and unaudited quarterly financial statements for the first three quarters of 2004, or (2) the date on which the senior secured debt of the Company is rated BB- or higher by Standard & Poor's or Ba3 or higher by Moody's, applicable interest rate margins for LIBOR and base rate loans will not be reduced below 2.25% and 0.75%, respectively, and applicable commitment fee rates will not be reduced below 0.375%. The Modification also provides that it will be an event of default if the Company determines that the write-downs, write-offs, charge-offs or other adjustments to be recorded in connection with expected restatements of its financial statements will exceed $200 million.

        Until the Company delivers audited 2003 financial statements and unaudited quarterly financial statements (in each case reflecting the impact of previously-announced restatements of the Company's financial statements for certain prior periods), the Company will be prohibited from making acquisitions, from paying any dividends or repurchasing stock, and from making optional payments or prepayments on its senior notes, subordinated debt and certain other unsecured debt. The Company will be permitted to repay the remaining $18.7 million principal amount of its 5% subordinated convertible notes on the maturity date of such notes, if it has at least $50 million in availability under the revolving credit facility after giving effect to such repayment.

        The Modification also provides that the Company may sell the stock or assets of its Eastern Division; provided that the book value of such assets to be sold does not exceed $65 million.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

        99.1 Modification of Waiver and Second Amendment to Fourth and Restated Credit Agreement dated as of August 31, 2004 by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2004	KEY ENERGY SERVICES, INC.
	By:	/s/ ROYCE W. MITCHELL Royce W. Mitchell Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Exhibit
99.1	—	Modification of Waiver and Second Amendment to Fourth and Restated Credit Agreement dated as of August 31, 2004 by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lendors (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX